EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-162319, 333-158089, 333-158091, 333-158095, 333-150431, 333-153744, 333-147992, 333-131876, 333-121004, 333-122433, 333-109511, 333-122693 and 333-141877) and in the Registration Statements on Form S-8 (Nos. 333-113889 and 333-162558) of our reports relating to (1) the financial statements of Apollo Gold Corporation (which report expresses an unqualified opinion on the financial statements and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences referring to changes in accounting principles and substantial doubt on Apollo Gold Corporation’s ability to continue as a going concern) and (2) the effectiveness of Apollo Gold Corporation’s internal control over financial reporting dated March 16, 2010, appearing in this Annual Report on Form 10-K of Apollo Gold Corporation for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, Canada
March 16, 2010